Exhibit 99.2

Press Release – For Immediate Release

February 18, 2026

Muncy Columbia Financial Corporation Declares Dividends

Bloomsburg, PA – Muncy Columbia Financial Corporation (“Corporation”) (OTCQX: CCFN), parent company of Journey Bank (”Bank”), announced that on February 18, 2026, the Corporation’s Board of Directors declared a regular quarterly cash dividend as well as a special one-time cash dividend.

Quarterly Dividend Declared

On February 18, 2026, the Corporation’s Board of Directors declared a regular quarterly cash dividend of $0.46 per share for the first quarter of 2026. The dividend is payable on March 19, 2026, to shareholders of record as of March 4, 2026. The first quarter 2026 dividend of $0.46 per share represents an increase of $0.01 per share compared to the fourth quarter 2025 dividend of $0.45 per share.

Special One-Time Cash Dividend

On February 18, 2026, the Corporation’s Board of Directors declared a special one-time cash dividend of $1.00 per share on its common stock, payable April 23, 2026, to shareholders of record as of April 8, 2026.

"We are pleased to recognize and reward our shareholders with this special one-time cash dividend. We reported record earnings in 2025 and remain committed to creating shareholder value," stated Lance O. Diehl, President and CEO. "Coming off our strategic merger with Muncy Bank Financial, Inc. in 2023, growth in 2024 and 2025 has been strategically steady and has further strengthened our capital and liquidity positions. This allows us the unique opportunity to return more through this special dividend while maintaining capital above well-capitalized levels,” Diehl explained.

About Muncy Columbia Financial Corporation

Muncy Columbia Financial Corporation ("MCFC") is a registered financial holding company headquartered in Bloomsburg, Pennsylvania. MCFC has one subsidiary bank, Journey Bank, serving individuals, families, nonprofits and business clients throughout Clinton, Columbia, Luzerne, Lycoming, Montour, Northumberland and Sullivan Counties through 22 banking offices.

Cautionary Note Regarding Forward Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of current or historical fact and involve substantial risks and uncertainties. Words such as "anticipates," "believes," "estimates," "expects," "forecasts," "intends," "plans," "projects," "may," "will," "should," and other similar expressions can be used to identify forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: changes in general economic trends, including inflation and changes in interest rates; our ability to manage credit risk; our ability to maintain an adequate level of allowance for credit loss on loans; increased competition; changes in consumer demand for financial services; our ability to control costs and expenses; fluctuations in the values of securities held in our securities portfolio, including as a result of changes in interest rates; our ability to successfully manage liquidity risk; adverse developments in borrower industries and, in particular, declines in real estate values; the concentration of large deposits from certain customers who have balances above current FDIC insurance limits; changes in and compliance with federal and state laws that regulate our business and capital levels; our ability to raise capital as needed; and any other risks described in the “Risk Factors” sections of reports filed by the Corporation with the Securities and Exchange Commission. We do not undertake, and specifically disclaim, any obligation to publicly revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law. Accordingly, you should not place undue reliance on forward-looking statements.